Exhibit 10.10

SECOND AMENDMENT AND CONSENT

SECOND AMENDMENT AND CONSENT, dated as of May 30, 2003 (this “Second Amendment”), to the Note Purchase Agreement, dated as of April 30, 2001 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Note Agreement”; as modified hereby and as further amended, supplemented or otherwise modified from time to time, the “Note Agreement”), by and among ADVANTAGE MANAGEMENT GROUP, INC., an Ohio corporation (“AMG”), and KENAN TRANSPORT COMPANY, a North Carolina corporation (“Kenan” and together with AMG collectively, the “Company”), THE KENAN ADVANTAGE GROUP, INC., a Delaware corporation (the “Parent”), RSTW PARTNERS III, L.P., a Delaware limited partnership (“RSTW”), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a mutual life insurance company established under the laws of the Commonwealth of Massachusetts (“MMLI”), MASSMUTUAL CORPORATE INVESTORS, a Massachusetts business trust (“MCI”), and MASSMUTUAL PARTICIPATION INVESTORS, a Massachusetts business trust (“MPI”).  MMLI, MCI and MPI are hereinafter referred to, collectively, as the “MassMutual Investors”. RSTW and the MassMutual Investors are collectively referred to herein as the “Purchasers”.

RECITALS

The Company and the Parent have requested the Purchasers to agree to amend certain provisions of the Existing Note Agreement as set forth in this Second Amendment.  The Purchasers parties hereto are willing to agree to such amendments, but only on the terms and subject to the conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Parent, and the Purchasers hereby agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, terms defined in the Note Agreement are used herein as therein defined, including terms defined in the Note Agreement amended by this Second Amendment.

2.             Amendments.

(a)           The Recitals of the Existing Note Agreement are hereby amended by inserting the following new paragraph after the sixth paragraph of the Recitals, to read as follows:

“WHEREAS, the Company has requested that the Purchasers amend this Agreement to provide for, among other things, the Beneto Acquisition and the Klemm Acquisition.”

(b)           Section 4.16 of the Existing Note Agreement is hereby deleted and a new Section 4.16 is hereby substituted in lieu thereof, to read in its entirety as follows:

“4.16       Subsidiaries and Capitalization.  As of the Initial Second Amendment Closing Date and after giving effect to the applicable B-K Acquisitions, the Company has no Subsidiaries except as described in Schedule 4.16A.  As of the Final Second Amendment Closing Date and after giving effect to the applicable B-K Acquisitions, the Company has no Subsidiaries except as described in Schedule 4.16B.  All the issued and outstanding shares of capital stock of each Credit Party are duly authorized, validly issued, fully paid and nonassessable.  The capitalization, and the identity of the holders (and respective holdings) of all of the issued and outstanding capital stock of each Credit Party, both prior to and after the Final Second Amendment Closing Date, after giving effect to the transactions contemplated by the Acquisition Documents, and the amounts of each on an outstanding basis and a fully-diluted basis, are set forth on Schedule 4.16C.  No violation of any preemptive rights of shareholders of any of the Credit Parties has occurred by virtue of the transactions contemplated under this Agreement, the Acquisition Documents, the Senior Loan Documents or any Other Agreement.  There are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon any of the Credit Parties granting to any Person or group of Persons any right to purchase or acquire shares of any of the Credit Parties’ capital stock, except for those listed on Schedule 4.16C.”

(c)           Article IV of the Existing Note Agreement is hereby amended by adding at the end thereof a new Section 4.27, to read in its entirety as follows:

“4.27       Application to B-K Acquisitions.  (a)  Each of the Company and the Parent hereby represents and warrants on each applicable Second Amendment Closing Date immediately prior to the consummation of the applicable B-K Acquisition that each of the foregoing representations and warranties (as updated pursuant to Section 2 of the Second Amendment) other than the representations and warranties contained in Sections 4.1, 4.2(c) and (d), 4.3, 4.6, 4.7, 4.8, 4.11, 4.15, 4.20, 4.22, 4.24, and each of the representations set forth in Section 7 of the Second Amendment, would be true and correct in all material respects on such date immediately after giving effect to such B-K Acquisition.

(b)           None of the representations and warranties made by or in respect of any Credit Party in this Article IV or in the Second Amendment regarding the B-K Acquisitions, the Beneto Business, the Klemm Business, Beneto, Beneto LLC or Klemm shall be construed by any Person to be a consent to or acknowledgement of the accuracy or completeness of any representations or warranties contained in any Beneto Acquisition Document, Klemm Acquisition Document, or to be a waiver of any rights or remedies of any Credit Party or any Affiliate or Subsidiary of any thereof under or in respect of the Beneto Acquisition Documents or Klemm Acquisition Documents as against any other Person, whether pursuant to such Beneto Acquisition Documents or Klemm Acquisition Documents, under applicable law, or otherwise.”

(d)           Section 6.23 of the Existing Note Agreement is hereby amended by deleting paragraph (a) thereof in its entirety and substituting in lieu thereof the following new Section 6.23(a) to read as follows:

“(a)         Maximum Leverage Ratio. The Company and the other Credit Parties will at all times maintain a Leverage Ratio of the Credit Parties as of the last day of any fiscal quarter of the Parent ending during any test period set forth on the table below not to exceed the ratio set forth opposite such test period below:

Test Period	Ratio
Closing Date to December 30, 2001	4.40 to 1.00
December 31, 2001 to June 29, 2002	4.02 to 1.00
June 30, 2002 to September 29, 2002	3.85 to 1.00
September 30, 2002 to September 29, 2003	3.96 to 1.00
September 30, 2003 to December 30, 2003	3.80 to 1.00
December 31, 2003 to June 29, 2004	3.69 to 1.00
June 30, 2004 to September 29, 2004	3.58 to 1.00
September 30, 2004 to December 30, 2004	3.47 to 1.00
December 31, 2004 to June 29, 2005	3.30 to 1.00
June 30, 2005 to September 29, 2005	3.03 to 1.00
September 30, 2005 to December 30, 2005	2.92 to 1.00
December 31, 2005 to September 29, 2006	2.75 to 1.00
September 30, 2006 to and thereafter	2.48 to 1.00

(e)           Section 6.23 of the Existing Note Agreement is hereby amended by adding paragraph (d) to read as follows:

“(d)  Limitation on Operating Leases.               The Company and the other Credit Parties will not permit Consolidated Operating Lease Expense for any fiscal year of the Parent to be greater than $10,000,000.”

(f)            Section 7.3 of the Existing Note Agreement is hereby amended by deleting the first word of the Section and inserting “Except for the B-K Acquisitions, the”.

(g)           Section 7.4 of the Existing Note Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and substituting in lieu thereof the following new Section 7.4(b) to read as follows:

“(b) payment or distribution on account of the purchase, repurchase, redemption, put, call or other retirement of any shares of any Credit Party, or of any warrant, option or other right to acquire such shares; provided, however, upon the death of any of Dennis Nash, Carl Young or Lee Shaffer, the Parent may repurchase the capital stock of the Parent held by such Person (or any of their family members (including any trusts established for the benefit of such family members)) immediately prior to his death solely from proceeds of a life insurance policy on the life of such Person owned by the Parent or the Company, and the Company may make distributions of such life insurance proceeds to the Parent to the extent required to fund such repurchase; provided, that if the purchase price exceeds the proceeds of the life insurance maintained by the Parent, the balance of the purchase price may be payable in consecutive monthly principal payments of

$10,000, plus accrued interest at the minimum applicable federal rate, so long as no Default or Event of Default exists at the time of, or will be caused by, the making of such monthly principal and interest payment; provided, further, that if a Default or Event of Default would result from the making of any such monthly principal or interest payments, such monthly principal and interest payments may be made only to the extent that would not result in such a Default or Event of Default; provided, further, that such obligations to so pay any such balance of such purchase price shall be evidenced by such instruments and documents as shall be satisfactory to the Majority Holders, and shall be subordinated to the Senior Subordinated Obligations on such terms and in such manner as the Majority Holders may require, and provided further, however, upon the death of any of James McDaniel or Jerry McDaniel, the Parent may repurchase the capital stock of the Parent held by such Person (or any of his family members including any trusts established for the benefit of such family members) immediately prior to his death solely from proceeds of a life insurance policy on the life of such person owned by the Parent, the Company or any Subsidiary, and the Company or such Subsidiary may make distributions of such life insurance proceeds to the Parent to the extent required to fund such repurchase.”

(h)           Section 7.5 of the Existing Note Agreement is hereby amended by deleting Section 7.5 in its entirety and substituting in lieu thereof the following new Section 7.5:

“7.5         Loans and Investments.  Except for Permitted Investments and the B-K Acquisitions, the Company shall not, and shall not permit any other Credit Party to, make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of any Person (other than a Credit Party which is a guarantor of all of the Senior Subordinated Obligations and with respect to which any sale of the capital stock or substantially all of the assets of such Credit Party would constitute an Event of Default); provided, however, that the Company and their Subsidiaries may make advances to employees in the ordinary course of business so long as the aggregate amount of such advances does not exceed One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time.”

(i)            Section 7.11 of the Existing Note Agreement is hereby amended by deleting Section 7.11 in its entirety and substituting in lieu thereof the following new Section 7.11 to read as follows:

“7.11       Capital Expenditures.  The Company will not, and shall not permit any other Credit Party to make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure for the acquisition of fixed or capital assets (excluding any Capital Expenditure in respect of an asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Credit Parties during any fiscal year ending during any test period set forth below, the amount set forth opposite such test period:

Fiscal Year Ending	Amount
December 31, 2001	$15,000,000
December 31, 2002	$15,000,000
December 31, 2003	$21,000,000
December 31, 2004	$22,000,000
December 31, 2005	$24,000,000
December 31, 2006	$24,000,000
December 31, 2007	$24,000,000

(j)            Section 7.14 of the Existing Note Agreement is hereby amended by deleting Section 7.14 in its entirety and substituting in lieu thereof the following new Section 7.14:

“7.14       Limitation on Contingent Payments.  The Company shall not, and shall not permit any other Credit Party to, make any Contingent Payments due under the (a) Original Acquisition Agreement unless (i) no Event of Default shall have occurred and be continuing, (ii) the Purchasers shall have received audited financial statements for the period for which the Contingent Payment relates, (iii) after giving effect to such Contingent Payment, the ratio of Consolidated EBITDA less consolidated Capital Expenditures of the Credit Parties to Consolidated Fixed Charges for the preceding period of four full fiscal quarters shall not be less than 1.10 to 1.00; (iv) such Contingent Payments shall only be paid out of Contingent Payments Excess Cash Flow and (v) both the current Borrowing Base (as such term is defined in the Senior Loan Agreement) and Available RC Commitments (as such term is defined in the Senior Loan Agreement) must have at least $8,000,000 in availability to be borrowed under the Senior Loan Agreement after giving effect to such Contingent Payments; provided, that if only a portion of the Contingent Payments could be paid without violation of this Section 7.14, the Company may pay such portion of the Contingent Payments, or (b) the Klemm Earn-Out unless no Default or Event of Default under the Senior Loan Documents and no Default or Event of Default shall have occurred or be continuing, both before and after giving effect to such payment; provided, that if only a portion of the Klemm Earn-Out could be paid without violation of this Section 7.14, Klemm or the Company may pay such portion of the Klemm Earn-Out.”

(k)           Section 11.1 of the Existing Note Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

“Beneto” means Beneto, Inc., a California corporation.

“Beneto LLC” means Beneto Bulk Transport LLC, a California limited liability company that owns all of the trucking-related assets used in the conduct of the Beneto Business.

“Beneto Acquisition” means the acquisition by Kenan of all of the membership interests of Beneto LLC pursuant to the Beneto Acquisition Documents, and the other transactions contemplated by the Beneto Acquisition Documents.

“Beneto Acquisition Agreement” means the Purchase Agreement, dated as of May 15, 2003, among the Parent, Kenan, Beneto, Beneto LLC and Stephen Beneto, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Beneto Acquisition Documents” means collectively, the Beneto Acquisition Agreement and any other documents delivered in connection with the Beneto Acquisition.

“Beneto Business” means the gasoline carrier business operated by Beneto or Beneto LLC immediately prior to the Beneto Acquisition.

“Beneto Maximum Acquisition Amount” means Thirty Million Dollars ($30,000,000) plus any Transfer Fees, Prorated Registration Fees and Prepaid Insurance (as such terms are defined in the Beneto Acquisition Agreement) required to be paid pursuant to the Beneto Acquisition Agreement.

“B-K Acquisitions” means collectively, the Beneto Acquisition and the Klemm Acquisition.

“Consolidated Operating Lease Expense” means for any period, the aggregate amount of fixed or contingent rentals payable by the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property (other than Financing Leases).

“Earn-Out Subordination Agreement” means the Earn-Out Subordination Agreement by which the Klemm Earn-Out will be subordinate to the Senior Subordinated Obligations.

 “Final Second Amendment Closing Date” means the date, which shall be a date on or following the Initial Second Amendment Closing Date, on which the conditions precedent set forth in Section 4(b) and Section 5 or 6 (as applicable depending on which B-K Acquisition is to be consummated on such date) of the Second Amendment shall have been satisfied.

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Initial Second Amendment Closing Date” means the date on which the conditions precedent to the effectiveness of the Second Amendment set forth in Section 4(a) and Section 5 or 6 (as applicable depending on which B-K Acquisition is to be consummated on such date) of the Second Amendment shall have been satisfied.

“Klemm” means Carl Klemm, Inc., a Wisconsin corporation.

“Klemm Acquisition” means the acquisition by Kenan of all of the capital stock of Klemm, or substantially all the assets, pursuant to the Klemm Acquisition Documents, and the other transactions contemplated by the Klemm Acquisition Documents.

“Klemm Acquisition Agreement” means the acquisition agreement entered into in connection with the Klemm Acquisition substantially in the form of the draft dated May 20, 2003 delivered to the Purchasers, with such changes thereto as are reasonably acceptable to the Purchasers.

“Klemm Acquisition Documents” means collectively, the Klemm Acquisition Agreement and any other documents executed in connection with the Klemm Acquisition.

“Klemm Business” means the transportation business of carrier service for bulk petroleum products and liquid chemical products operated by Klemm immediately prior to the Klemm Acquisition.

“Klemm Earn-Out” means the earn-out arrangement between Kenan and the Klemm Sellers pursuant to the Klemm Acquisition Agreement.

“Klemm Maximum Acquisition Amount” means Seventeen Million Dollars ($17,000,000).

“Klemm Sellers” means James Appleton and Greg Klimek.

“Second Amendment” means that certain Second Amendment and Consent, dated as of May 30, 2003, among the Company, the Parent and the Purchasers, as amended, supplemented or otherwise modified from time to time.

“Second Amendment Closing Date” means either of the Initial Second Amendment Closing Date or the Final Second Amendment Closing Date.

(l)            Section 11.1 of the Existing Note Agreement is hereby amended by deleting the following definitions in their entirety and substituting in lieu thereof new definitions to read as follows:

“Acquisition Agreements” means the Kenan Merger Agreement, the Advantage Merger Agreement, and from and after the applicable Second Amendment Closing Date, the Beneto Acquisition Agreement and the Klemm Acquisition Agreement.

“Acquisition Documents” means the Kenan Merger Agreement and the agreements, documents and instruments executed in connection therewith or contemplated thereby, and all amendments thereto, the Advantage Merger Agreement and the agreements, documents and instruments executed in connection therewith or contemplated thereby, and all amendments thereto, and from and after the applicable Second Amendment Closing Date, the Beneto Acquisition Documents and the Klemm Acquisition Documents.

“Consolidated EBITDA”:  for any period, the sum for such period of (a) Consolidated Net Income for such period, (b) the sum of provisions for such period for income taxes, interest expense, and depreciation and amortization expense used in determining such Consolidated Net Income, (c) amounts deducted in such period in respect of non-cash expenses in accordance with GAAP, (d) the amount of any aggregate net loss (or minus the amount of any gain) during such period arising from the sale, exchange or other disposition of capital assets, (e) non-cash expenses deducted in such period in connection with any earn-out agreements, stock appreciation rights, “phantom” stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements, stock option plans and similar arrangements made in connection with acquisitions of Persons or businesses by the Parent or its Subsidiaries or the retention of executives, officers or employees by the Parent or its Subsidiaries, including (but without duplication) any Person that has become a Subsidiary during such period on a pro forma basis as if such acquisition had occurred on the first day of such period, and (f) any stay bonuses, severance and lease continuations and any other cash expenses associated with closing facilities or operations, in an aggregate amount for all such items referred to in this clause (f) not to exceed $1,000,000; provided, that Consolidated EBITDA shall in any event exclude, from and after the Closing Date, (x) the effect of any write-up of any assets acquired in any acquisitions and (y) the amount of any non-cash income recognized during any period for which Consolidated EBITDA is determined; and provided, further, that, except for purposes of calculating Consolidated EBITDA for determining compliance with Sections 6.23(b) and (c), for any period ended prior to the date on which four full fiscal quarters of the Parent have elapsed since the Initial Second Amendment Closing Date and the Final Second Amendment Closing Date, Consolidated EBITDA for such period shall be calculated to give effect on a pro forma basis to the B-K Acquisitions consummated on such Second Amendment Closing Dates as if such transactions had been consummated on the first day of such period.

“Contingent Payments” means, collectively, (i) the payments of additional purchase price pursuant to Section 2.3 of the Original Acquisition Agreement, (ii) the payments payable under the Emery Asset Purchase Agreement and (iii) any payments under the Klemm Earn-Out.

“Credit Parties” means each of Parent, AMHC, AMGI, Kenan, KTC, ATL, NCT, McDaniel, Evalia, Geni Management Corporation, Geni Transport, Inc., PCT, Klemm (from and after the date of the consummation of the Klemm Acquisition), Beneto LLC (from and after the date of the consummation of the Beneto Acquisition) and any other Subsidiaries.

“First Amendment” means that certain First Amendment to Note Purchase Agreement, dated as of September 30, 2002, among the Company, the Parent and the Purchasers, as amended, supplemented or otherwise modified from time to time.

“Guaranty” means (i) the guaranty dated the date hereof executed by Parent, AMHC and each Subsidiary of the Company (other than PCT) in favor of Purchasers in respect of any of the Senior Subordinated Obligations, as the same may be amended, restated, modified or extended from time to time, (ii) the guaranty dated the date hereof executed by PCT of the Company in favor of Purchasers in respect of any of the Senior Subordinated Obligations, as the same may be amended, restated, modified or extended from time to time, (iii) the guaranty dated as of the Initial Second Amendment Closing Date executed by Beneto LLC in favor of Purchasers in respect of any of the Senior Subordinated Obligations, as the same may be amended, restated, modified or extended from time to time, and (iv) if the Klemm Acquisition occurs, the guaranty dated as of the Final Second Amendment Closing Date executed by Klemm in favor of Purchasers in respect of any of the Senior Subordinated Obligations, as the same may be amended, restated, modified or extended from time to time.

“Other Agreements” means the Senior Subordinated Notes, the Warrant Documents, the Put Guaranty, the Guaranty, the Escrow Agreement, the Seller Subordination Agreements and all other agreements, instruments and documents (including, without limitation, notes, guarantees, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other written matter), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of any Credit Party and delivered to and for the benefit of Purchasers or any Person participating with Purchasers in the Senior Subordinated Notes with respect to this Agreement or any of the transactions contemplated by this Agreement.

“Permitted Investments” means the following:

(a)           securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States Government is pledged in support thereof), having maturities of not more than twelve months from the date of acquisition;

(b)           time deposits and certificates of deposit of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $100,000,000 with maturities of not more than twelve months from the date of acquisition and rated AA- (or the equivalent thereof) or higher by Standard & Poor’s Corporation with respect to its long-term senior debt;

(c)           commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or at least P-1 or the equivalent thereof by Moody’s

Investors Service, Inc. and in each case maturing not more than twelve months after the date of acquisition;

(d)           investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above;

(e)           investments in, or debts incurred or liabilities assumed on behalf and for the benefit of, the Subsidiaries or joint ventures or companies in which the Company owns at least 50% of the voting rights thereof, which investments, debts incurred and liabilities assumed (i) do not exceed $500,000 per year in the aggregate and (ii) do not exceed $1,000,000, from and after the Closing Date in the aggregate; notwithstanding and in addition to the foregoing the Company shall be permitted to make advances and capital contributions to each of its Subsidiaries which at such time is a guarantor of the Senior Subordinated Obligation pursuant to the Guaranty, and each such Subsidiary shall be permitted to make advances and capital contributions to the Company, if such advances are consistent with the policies of the Company’s board of directors; and

(f)            investments pursuant to the B-K Acquisitions.

“Put Guaranty” means (i) the guaranty of AMHC, the Company and each Subsidiary (other than PCT) of the obligations of the Parent under the Warrant Documents, (ii) the guaranty of PCT of the obligations of the Parent under the Warrant Documents, (iii) the guaranty of Beneto LLC of the obligations of Parent under the Warrant Documents and (iv) if the Klemm Acquisition is consummated, the guaranty of Klemm of the obligations of Parent under the Warrant Documents.

“Seller Subordination Agreement” means (i) that certain Seller Subordination Agreement dated as of December 31, 1998 executed by the Company, RSTW and the Sellers pursuant to which the relative priorities of the Sellers and Purchasers with respect to the payment of any Contingent Payments and the repayment of the Senior Subordinated Obligations are established, (ii) that certain Amended and Restated Seller Subordination Agreement of even date herewith executed by the Company, Dennis Nash, Carl Young and Purchasers pursuant to which the relative priorities of the Sellers and Purchasers with respect to the payment of any Contingent Payments and the repayment of the Senior Subordinated Obligations are established, and (iii) if the Klemm Acquisition is consummated, the Earn-Out Subordination Agreement.

“Senior Debt” means the principal amount of any Indebtedness of the Company and its Subsidiaries for borrowed money under the Senior Loan Documents, now or hereafter outstanding, together with any interest (including any post-petition interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company at the interest rate provided for in the Senior Loan Agreement, whether or not such interest is an allowable claim in any such proceeding) or premium due thereon and any other amount payable with respect thereto, provided that:

(i)            in no event shall the aggregate principal amount of Senior Debt exceed an amount equal to the sum of:

(a) an amount equal to (1) the lesser of (A) $149,650,000 or (B) an amount equal to the sum of (x) up to $20,000,000 of Revolving Credit Loans, plus (y) up to $129,650,000 of Term Loans, minus (2) the aggregate amount of any permanent reductions in the maximum committed amount of the Revolving Credit Loans, minus (3) the aggregate amount of any and all principal payments or prepayments from time to time made in respect of the Term Loans; plus

(b) the sum of (I) an amount representing indebtedness incurred only in connection with a “workout” as determined by the Senior Lender in its good faith judgement following notice to the Holders in an aggregate amount which does not exceed the greater of (A) $10,000,000 or (B) 10% of the principal amount of the loans described in subparagraph (a) above (subject to the limitations therein) which are outstanding on the first date (the “Reference Date”) upon which there occurs the earlier of (x) the Holders’ receipt of a Stop Payment Notice (as such term is defined in the Senior Subordination Agreement) under the Senior Subordination Agreement from the Senior Lender or (y) the occurrence of a default in the payment of principal or interest under the Senior Loan Agreement, minus (II) the amount of any fees, expenses or other obligations or liabilities (other than principal and interest) under the Senior Loan Documents which are outstanding at or incurred after the Reference Date;

(ii)           in no event shall Senior Debt include (a) any indebtedness of any Person which, by its terms, by the terms of the instrument creating or evidencing it, by contract or otherwise, is subordinate in right of payment to any other indebtedness of any Person or (b) any trade debt of the Company, whether or not initially owing to any Person other than the Senior Lender under the Senior Loan Agreement (or under the agreements, documents and instruments related to any refinancing thereof) and subsequently acquired by the Senior Lender.

Senior Debt shall also include any Indebtedness of the Company incurred in connection with a refinancing of the Senior Debt under the Senior Loan Documents if the terms and conditions of the agreements, documents and instruments related to such refinancing, taken as a whole, are not materially more onerous to the Holders than those set forth in the Senior Loan Documents, as in effect on the date hereof.  Senior Debt shall continue to constitute Senior Debt notwithstanding the fact that such Senior Debt or any claim for such Senior Debt is involuntarily subordinated, avoided or disallowed under the Federal Bankruptcy Code or any other applicable law.

“Senior Loan Agreement” means the Amended and Restated Credit Agreement among the Parent, the Company and the Senior Lender, dated as of April 30, 2001, as amended by the First Amendment and Consent dated as of September 30, 2002 and further amended by the Second Amendment and Consent dated as of May 30, 2003 and as may be further amended to the extent permitted under Section 7.8, and all documents and instruments delivered pursuant thereto in connection with the loans and advances made thereunder.

“Senior Subordination Agreement” means that certain Senior Subordination Agreement of even date herewith executed by the Company, the Senior Lender and Purchasers, as amended by the First Amendment to Senior Subordination Agreement dated as of May 30, 2003, and as may further be amended pursuant the terms thereof, pursuant to which the relative priorities of the Senior Lender and Purchasers with respect to the repayment of Senior Debt and the Senior Subordinated Obligations are established.

“Term Loans” means, collectively, the term loans made by Senior Lender pursuant to the Senior Loan Agreement.”

(m)          Schedule 4.16 to the Existing Note Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof (i) as of the Initial Second Amendment Closing Date, the Schedules 4.16A, 4.16B and 4.16C attached to this Second Amendment; and (ii) as of the Final Second Amendment Closing Date, such other Schedules 4.16A, 4.16B and 4.16C, consistent in all material respects with the terms of the Klemm Acquisition Agreement, as shall have then been delivered by the Company and reasonably approved by the Purchasers.

(n)           Exhibits D and E and Schedules 4.5, 4.17 and 4.24 to the Existing Note Agreement are hereby supplemented by adding thereto (i) as of the Initial Second Amendment Closing Date, the material set forth on Exhibits D and E and Schedules 4.5, 4.17 and 4.24 attached to this Second Amendment, respectively; and (ii) as of the Final Second Amendment Closing Date, the material set forth on Exhibits D and E and Schedules 4.5, 4.17 and 4.24 attached to this Second Amendment, respectively, consistent in all material respects with the terms of the Klemm Acquisition Agreement, as shall have then been delivered by the Company and reasonably approved by the Purchasers..

3.             Consent.  The Purchasers hereby consent to (a) the payment by the Parent or one of its Subsidiaries (i) to each of Sterling Investment Partners Advisors, LLC and RFE Management Corporation, or their respective Subsidiaries and/or Affiliates, in accordance with the terms of the Management Agreement, a transaction fee of up to 0.625% of the transaction value of the Beneto Acquisition, payable at the time such transaction closes, (ii) to each of Sterling Investment Partners Advisors, LLC and RFE Management Corporation, or their respective Subsidiaries and/or Affiliates, in accordance with the terms of the Management Agreement, a transaction fee of up to 0.625% of the transaction value of the Klemm Acquisition, (iii) to Dennis Nash and Carl Young a transaction fee aggregating up to $106,750 at the time the Beneto Acquisition closes and (iv) to Dennis Nash and Carl Young a transaction fee aggregating up to $68,250 at the time the Klemm Acquisition closes, and (b) the Second Amendment and Consent to the Senior Loan Agreement in substantially the form delivered to Purchasers on or prior to the Initial Second Amendment Closing Date.

4.             Effectiveness; Initial Second Amendment Closing Date; Final Second Amendment Closing Date.

(a)           Initial Second Amendment Closing Date.  The effectiveness of this Second Amendment, is subject to the satisfaction of the conditions precedent set forth in this

Section 4(a) and the conditions set forth in either Section 5 or 6 below (as applicable depending on which B-K Acquisition is to be consummated on such date) (the date of such satisfaction being herein referred to as the “Initial Second Amendment Closing Date”):

(i)            Amendment Documents.  The Purchasers shall have received this Second Amendment, executed and delivered by a duly authorized officer of the Company, the Parent and the Purchasers.  Collectively, this Second Amendment, and the other documents to be delivered pursuant to either Section 5(a) or 6(a) (as applicable depending on which B-K Acquisition is to be consummated on such date) are referred to herein as the “Initial Second Amendment Documents”.

(ii)                   Amendment to Senior Loan Documents. The Purchasers shall have received amendments to the Senior Loan Documents, each in form and substance satisfactory to the Purchasers, providing for, among other things, the consent of the Senior Lenders to the B-K Acquisitions and the financings contemplated thereby.

(iii)                  Corporate Proceedings of the Credit Parties.  The Purchasers shall have received a copy of the resolutions, in form and substance satisfactory to the Purchasers, of the Board of Directors of each Credit Party authorizing the execution, delivery and performance of this Second Amendment and the other Initial Second Amendment Documents to which it is a party.

(iv)                  Incumbency Certificate.  The Purchasers shall have received a certificate of each Credit Party, dated the Initial Second Amendment Closing Date, as to the incumbency and signature of the officers of such Credit Party executing this Second Amendment or the other Initial Second Amendment Documents to which such Credit Party is a party, satisfactory in form and substance to the Purchasers, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party.

(v)                   Corporate Documents.  The Purchasers shall have received true and complete copies of the certificate of incorporation, certificate of formation, operating agreement, partnership agreement or other applicable governing documents and the by-laws of each Credit Party, certified as of the Initial Second Amendment Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party, or a certificate from such Credit Party that there has been no change or amendment to such documents since the Closing Date.

(vi)                  Good Standing Certificate.  The Purchasers shall have received a certificate dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each of each Credit Party, (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(vii)                 Historical Financial Information.  The Purchasers shall have received copies of the financial statements described in Section 7(a) of the Second Amendment.

(viii)                Pro Forma Financial Information.  The Purchasers shall have received copies of the Beneto/Klemm Pro Forma Balance Sheet described in Section 7(b) of this Second Amendment.

(ix)                   Business Plan.  The Purchasers shall have received a satisfactory revised business plan or revised projections of the Parent and its Subsidiaries for fiscal years 2003 through 2007 (giving effect to the B-K Acquisitions).

(x)                    Solvency Certificate.  The Purchasers shall have received a certificate of the chief executive officer or chief financial officer of the Parent and the Company, dated as of the Initial Second Amendment Closing Date, certifying that the representations and warranties contained in Section 7(n) of the Second Amendment are true and correct as of the Initial Second Amendment Closing Date.

(xi)                   Material Adverse Effect.  No event or circumstance, including, without limitation, any change related to the Company or the financial markets, shall have occurred that could reasonably be expected to have a Material Adverse Effect, as determined by the Purchasers in their sole discretion, exercised in good faith.

(xii)                  Representations and Warranties.  Each of the representations and warranties made by the Company and the other Credit Parties in or pursuant to the Note Agreement and Other Agreements (other than the Warrant Purchase Agreement) (as updated pursuant to Sections 2(m) and 2(n) of the Second Amendment), other than the representations and warranties contained in Sections 4.1, 4.2(c) and (d), 4.3, 4.6, 4.7, 4.8, 4.11, 4.15, 4.20, 4.22, and 4.24 of the Note Agreement, shall be true and correct in all material respects on and as of the Initial Second Amendment Closing Date as if made on and as of the Initial Second Amendment Closing Date (and after giving effect to the amendments provided for in this Second Amendment) (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(xiii)                 No Default.  No Default or Event of Default shall have occurred and be continuing on the Initial Second Amendment Closing Date or after giving effect to the amendments provided for in this Second Amendment.

(b)           Final Second Amendment Closing Date. The effectiveness of this Second Amendment as it relates to the last of the B-K Acquisitions to be consummated is subject to the satisfaction of the conditions precedent set forth in this Section 4(b) and the conditions set forth in either Section 5 or 6 below (as applicable depending on which B-K Acquisition is to be consummated on such date) (the date of such satisfaction being herein referred to as the “Final Second Amendment Closing Date”):

(i)                    Corporate Proceedings of the Credit Parties.  The Purchasers shall have received a copy of the resolutions, in form and substance satisfactory to the Purchasers, of the Board of Directors of each Credit Party authorizing the execution, delivery and performance of the Final Second Amendment Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such Credit Party as of the Final Second Amendment Closing Date, which certificate shall be in form and substance satisfactory to the Purchasers and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(ii)                   Incumbency Certificate.  The Purchasers shall have received a certificate of each Credit Party, dated the Final Second Amendment Closing Date, as to the incumbency and signature of the officers of such Credit Party executing the Final Second Amendment Documents to which such Credit Party is a party, satisfactory in form and substance to the Purchasers, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party.

(iii)                  Corporate Documents.  The Purchasers shall have received true and complete copies of the certificate of incorporation, certificate of formation, operating agreement, partnership agreement or other applicable governing documents and the by-laws of each Credit Party, certified as of the Final Second Amendment Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party, or a certificate from such Credit Party that there has been no change or amendment to such documents since the Initial Second Amendment Closing Date.

(iv)                  Good Standing Certificate.  The Purchasers shall have received a certificate dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Credit Party as to which such a good standing certificate was not delivered on the Initial Second Amendment Closing Date, (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(v)                   Solvency Certificate.  The Purchasers shall have received a certificate of the chief executive officer or chief financial officer of the Parent and the Company, dated as of the Final Second Amendment Closing Date, certifying that the representations and warranties contained in Section 7(n) of the Second Amendment are true and correct as of the Final Second Amendment Closing Date.

(vi)                  Material Adverse Effect.  No event or circumstance, including, without limitation, any change related to the Company or the financial markets, shall have occurred that could reasonably be expected to have a Material Adverse Effect, as determined by the Purchasers in their sole discretion, exercised in good faith.

(vii)                 Representations and Warranties.  Each of the representations and warranties made by the Company and the other Credit Parties in or pursuant to the Note Agreement and Other Agreements (other than the Warrant Purchase Agreement) (as updated pursuant to Sections 2(m) and 2(n) of the Second Amendment), other than the representations and warranties contained in Sections 4.1, 4.2(c) and (d), 4.3, 4.6, 4.7, 4.8, 4.11, 4.15, 4.20, 4.22, and 4.24 of the Note Agreement, shall be true and correct in all material respects on and as of the Final Second Amendment Closing Date as if made on and as of the Final Second Amendment Closing Date (and after giving effect to the amendments provided for in this Second Amendment) (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(viii)                No Default.  No Default or Event of Default shall have occurred and be continuing on the Final Second Amendment Closing Date or after giving effect to the amendments provided for in this Second Amendment.

5.             Conditions Relating to Beneto Acquisition.

(a)           Amendment Documents. The Purchasers shall receive immediately following the consummation of the Beneto Acquisition a Guaranty and Put Guaranty, each in form satisfactory to the Purchasers, pursuant to which any Subsidiary formed or acquired by any Credit Party in connection with the Beneto Acquisition shall become a Guarantor.

(b)           Related Agreements.  The Purchasers shall have received true and correct copies, certified as to authenticity by the Company, of each Beneto Acquisition Document, and such other documents or instruments as may be reasonably requested by the Purchasers, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which Beneto LLC may be a party. The Beneto Acquisition Documents shall be reasonably satisfactory to the Purchasers in all respects.

(c)           Concurrent Transactions.  The Beneto Acquisition shall have been or shall be consummated in accordance with the terms of the Beneto Acquisition Documents for a total consideration in cash not to exceed the Beneto Maximum Acquisition Amount pursuant to and in accordance with the Beneto Acquisition Documents, in each case without any amendment, modification or waiver thereof except with the consent of the Purchasers, and the Purchasers shall have received evidence satisfactory to it to that effect.

(d)           Proceedings of Beneto LLC.  The Purchasers shall have received a copy of the resolutions, in form and substance satisfactory to the Purchasers, of the Board of Managers of Beneto LLC authorizing (i) the execution, delivery and performance of the Second Amendment Documents to which it is a party and (ii) the borrowings contemplated under the Senior Loan Documents, certified by the Secretary or an Assistant Secretary of Beneto LLC as of the Initial Second Amendment Closing Date, which certificate shall be in form and substance satisfactory to the Purchasers and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(e)           Beneto LLC Incumbency Certificate.  The Purchasers shall have received a certificate of Beneto LLC, dated the Initial Second Amendment Closing Date, as to the incumbency and signature of the officers of Beneto LLC executing any Second Amendment Documents to which it is a party, satisfactory in form and substance to the Purchasers, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Beneto LLC.

(f)            Documents of Beneto LLC.  The Purchasers shall have received true and complete copies of the certificate of incorporation, certificate of formation, operating agreement, partnership agreement or other applicable governing documents by-laws of Beneto LLC, certified as of the Initial Second Amendment Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of Beneto LLC.

(g)           Good Standing Certificate.  The Purchasers shall have received a certificate dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of Beneto LLC, (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(h)           Consents, Licenses and Approvals.  The Purchasers shall have received a certificate of an officer of the Company (i) attaching copies of any consents, authorizations and filings referred to in Section 4.4 of the Note Agreement (as amended hereby) relative to Beneto LLC, and Sections 3.03(b) and 3.03(c) of the Beneto Acquisition Agreement (other than consents for contracts terminable at the option of the other contracting party or for contracts pursuant to which the counterparty has no fixed monetary commitment amount and other consents which pursuant to the terms of the Beneto Acquisition Agreement, are not required to be obtained at the consummation of the Beneto Acquisition), and (ii) stating that such consents, licenses and filings are in full force and effect and irrevocable, and each such consent, authorization and filing shall be in form and substance satisfactory to the Purchasers.  The Purchasers shall be satisfied that relevant Credit Parties shall have all licenses, permits, contracts, trademarks, patents and other approvals of Governmental Authorities and other intellectual property rights necessary to conduct the Beneto Business.

(i)            Reserved.

(j)            Legal Opinions.  The Purchasers shall have received the following executed legal opinions:

(i)            the executed legal opinion of Fulbright & Jaworski L.L.P., New York counsel to the Company and the other Credit Parties, in form and substance satisfactory to the Purchasers;

(ii)           the executed legal opinion of Tom Julius, Esq., Ohio counsel of the Company, in form and substance satisfactory to the Purchasers;

(iii)          the executed legal opinion of Helms Mulliss & Wicker, North Carolina counsel to the Company, in form and substance satisfactory to the Purchasers; and

(iv)          the executed legal opinion of Fulbright & Jaworski L.L.P., California counsel to Beneto LLC immediately following the Closing (as defined in the Beneto Acquisition Agreement) of the Beneto Acquisition, in form and substance satisfactory to the Purchasers.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Second Amendment as the Purchasers may reasonably require.

(k)           Reserved.

(l)            Lien Searches. The Purchasers shall have received the results of a recent search by a Person satisfactory to the Purchasers, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of Beneto and the results of such search shall be satisfactory to the Purchasers.

(m)          Insurance.  The Purchasers shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 6.13 of the Note Agreement shall have been satisfied with respect to the Beneto Business and the assets to be acquired in the Beneto Acquisition.

(n)           Maximum Leverage Ratio.  The Leverage Ratio as of March 31, 2003, determined on a pro forma basis for the Beneto Acquisition and the other transactions contemplated to occur on the Initial Second Amendment Closing Date (determining Consolidated EBITDA for purposes of such definition as if the Beneto Acquisition had been consummated on the first day of the period of four consecutive fiscal quarters of the Parent ended March 31, 2003), shall not exceed 3.55 to 1.00.

(o)           Maximum Senior Leverage Ratio.  The ratio of (i) Consolidated Funded Debt minus the aggregate principal amount of the Senior Subordinated Notes, in each case as of March 31, 2003, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent ended March 31, 2003, determined on a pro forma basis for the Beneto Acquisition and the other transactions contemplated to occur on the Initial Second Amendment Closing Date (determining Consolidated EBITDA for purposes of such definition as if the Beneto Acquisition had been consummated on the first day of the period of four consecutive fiscal quarters of the Parent ended March 31, 2003), shall not exceed 2.75 to 1.00.

(p)           No Litigation.  No litigation shall be pending or threatened with respect to Beneto LLC, the Company or any other Credit Party, which the Purchasers believe could have a Material Adverse Effect on the business, property, operations or conditions (financial or otherwise) of the Credit Parties.

(q)           Reserved.

(r)            Environmental Reports.  The Purchasers shall have received Phase I environmental reports, and, if requested by the Purchasers based upon its review of the Phase I environmental reports, Phase II or other environmental reports, prepared by a Person reasonably satisfactory to the Purchasers, and which such Person shall have confirmed in writing that the Purchasers shall be entitled to rely upon, with respect to all material properties acquired in connection with the Beneto Acquisition, and the Purchasers shall be satisfied with such environmental reports in all respects.

(s)           Additional Matters.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the Note Agreement, the Other Agreements, and the Beneto Acquisition Documents shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

6.             Conditions Relating to Klemm Acquisition.

(a)           Amendment Documents.  The Purchasers shall receive immediately following the consummation of the Klemm Acquisition (i) a Guaranty and a Put Guaranty, each in form satisfactory to the Purchasers, pursuant to which any Subsidiary formed or acquired by any Credit Party in connection with the Klemm Acquisition shall become a Guarantor and (ii) the Earn-Out Subordination Agreement.  Collectively, the documents referenced in this Section 6(a) are referred to herein as the “Final Second Amendment Documents” and, collectively with the Initial Second Amendment Documents, the “Second Amendment Documents”.

(b)           Related Agreements.  The Purchasers shall have received true and correct copies, certified as to authenticity by the Company, of each Klemm Acquisition Document, and such other documents or instruments as may be reasonably requested by the Purchasers, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which Klemm may be a party. The Klemm Acquisition Documents shall be reasonably satisfactory to the Purchasers in all respects.

(c)           Concurrent Transactions.  The Klemm Acquisition shall have been or shall be consummated in accordance with the terms of the Klemm Acquisition Documents for a total consideration in cash and stock at closing not to exceed the Klemm Maximum Acquisition Amount pursuant to and in accordance with the Klemm Acquisition Documents, in each case without any amendment, modification or waiver thereof except with the consent of the Purchasers, and the Purchasers shall have received evidence satisfactory to it to that effect.

(d)           Corporate Proceedings of Klemm.  The Purchasers shall have received a copy of the resolutions, in form and substance satisfactory to the Purchasers, of the Board of Directors of Klemm (or the Subsidiary formed to acquire the Klemm Assets) authorizing (i) the execution, delivery and performance of the Second Amendment Documents to which it is a party and (ii) the borrowings contemplated under the Senior Loan Documents, certified by the Secretary or an Assistant Secretary of Klemm as of the Final Second Amendment Closing Date, which certificate shall be in form and substance satisfactory to the Purchasers and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(e)           Klemm Incumbency Certificate.  The Purchasers shall have received a certificate of Klemm (or the Subsidiary formed to acquire the Klemm assets), dated the Final Second Amendment Closing Date, as to the incumbency and signature of the officers of Klemm executing any Second Amendment Documents to which it is a party, satisfactory in form and substance to the Purchasers, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Klemm.

(f)            Corporate Documents of Klemm.  The Purchasers shall have received true and complete copies of the certificate of incorporation, certificate of formation, operating agreement, partnership agreement or other applicable governing documents by-laws of Klemm (or the Subsidiary formed to acquire the Klemm assets), certified as of the Final Second Amendment Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of Klemm.

(g)           Good Standing Certificate.  The Purchasers shall have received a certificate dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of Klemm (or the Subsidiary formed to acquire the Klemm Assets), (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(h)           Consents, Licenses and Approvals.  The Purchasers shall have received a certificate of an officer of the Company (i) attaching copies of any consents, authorizations and filings referred to in Section 4.4 of the Note Agreement (as amended hereby) relative to Klemm, and the Klemm Acquisition Agreement (other than consents for contracts terminable at the option of the other contracting party or for contracts pursuant to which the counterparty has no fixed monetary commitment amount and other consents which pursuant to the terms of the Klemm Acquisition Agreement, are not required to be obtained at the consummation of the Klemm Acquisition), and (ii) stating that such consents, licenses and filings are in full force and effect and irrevocable, and each such consent, authorization and filing shall be in form and substance satisfactory to the Purchasers.  The Purchasers shall be satisfied that relevant Credit Parties shall have all licenses, permits, contracts, trademarks, patents and other approvals of Governmental Authorities and other intellectual property rights necessary to conduct the Klemm Business.

(i)            Reserved.

(j)            Legal Opinions.  The Purchasers shall have received the following executed legal opinions:

(i)            the executed legal opinion of Fulbright & Jaworski L.L.P., New York counsel to the Company and the other Credit Parties, in form and substance satisfactory to the Purchasers;

(ii)           the executed legal opinion of Tom Julius, Esq., Ohio counsel of the Company, in form and substance satisfactory to the Purchasers;

(iii)          the executed legal opinion of Helms Mulliss & Wicker, North Carolina counsel to the Company, in form and substance satisfactory to the Purchasers; and

(iv)          the executed legal opinion of local Wisconsin counsel to Klemm, in form and substance satisfactory to the Purchasers.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Second Amendment as the Purchasers may reasonably require.

(k)           Reserved.

(l)            Lien Searches. The Purchasers shall have received the results of a recent search by a Person satisfactory to the Purchasers, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of Klemm, and the results of such search shall be satisfactory to the Purchasers.

(m)          Insurance.  The Purchasers shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 6.13 of the Note Agreement shall have been satisfied with respect to the Klemm Business and the assets to be acquired in the Klemm Acquisition.

(n)           Maximum Leverage Ratio.  The Leverage Ratio as of March 31, 2003, determined on a pro forma basis for the B-K Acquisitions and the other transactions contemplated to occur on the Second Amendment Closing Dates (determining Consolidated EBITDA for purposes of such definition as if the B-K Acquisitions had been consummated on the first day of the period of four consecutive fiscal quarters of the Parent ended March 31, 2003), shall not exceed 3.55 to 1.00.

(o)           Maximum Senior Leverage Ratio.  The ratio of (i) Consolidated Funded Debt minus the aggregate principal amount of Subordinated Debt, in each case as of March 31, 2003, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent ended March 31, 2003, determined on a pro forma basis for the B-K Acquisitions and the other transactions contemplated to occur on the Second Amendment Closing Dates (determining Consolidated EBITDA for purposes of such definition as if the B-K Acquisitions had been consummated on the first day of the period of four consecutive fiscal quarters of the Parent ended March 31, 2003), shall not exceed 2.75 to 1.00.

(p)           No Litigation.  No litigation shall be pending or threatened with respect to Klemm, the Company or any other Credit Party, which the Purchasers believe could have a Material Adverse Effect on the business, property, operations or conditions (financial or otherwise) of the Credit Parties.

(b)           Reserved.

(q)           Reserved.

(r)            Environmental Reports.  The Purchasers shall have received Phase I environmental reports, and, if requested by the Purchasers based upon its review of the Phase I environmental reports, Phase II or other environmental reports, prepared by a Person reasonably satisfactory to the Purchasers, and which such Person shall have confirmed in writing that the Purchasers shall be entitled to rely upon, with respect to all material properties acquired in connection with the Klemm Acquisition, and the Purchasers shall be satisfied with such environmental reports in all respects.

(s)           Additional Matters.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the Note Agreement, the Other Agreements, and the Klemm Acquisition Documents shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

7.             Representations and Warranties.  To induce the Purchasers to enter into this Second Amendment, the Parent and the Company hereby represent and warrant to the Purchasers (provided that on the Initial Second Amendment Closing Date, the Parent and the Company are not making any of the following representations with respect to Klemm):

(a)           Financial Condition. (i) To the Company’ knowledge, (A) the audited consolidated balance sheet of Beneto and its consolidated Subsidiaries as at December 31, 2002 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, and (B) the audited consolidated balance sheet of Klemm and its consolidated Subsidiaries as at September 30, 2002, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to Purchasers, are complete and correct in all material respects and present fairly in all material respects the consolidated financial condition of each of Beneto and Klemm and their respective Subsidiaries on a consolidated basis as at such date, and the consolidated results of their operations and their cash flows for the fiscal year then ended.  To the Company’ knowledge, the unaudited consolidated balance sheet of each of Beneto and Klemm and their respective consolidated Subsidiaries as at March 31, 2003, and the related unaudited consolidated statements of income for the three-month period, in the case of Beneto, and six-month period, in the case of Klemm, ended on such date, copies of which have heretofore been furnished to Purchasers, are complete and correct in all material respects and present fairly in all material respects the consolidated financial condition of each of Beneto and Klemm and their respective consolidated Subsidiaries as at such date, and the consolidated results of their operations for the three-month period, in the case of Beneto, and the six month period, in the case of Klemm, then ended (subject to normal year-end audit adjustments).  All such financial statements (other than the financial statements of Beneto for the three-month period ended March 31, 2003), including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or an officer of the company, as the case may be, and as disclosed therein, and except that such unaudited financial statements do not include footnotes). To the Company’ knowledge, the Beneto Business and Klemm Business each did not have, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation (as defined in the Senior Loan Agreement) which will survive closing of the Beneto Acquisition or Klemm Acquisition respectively, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto.  To the Company’s knowledge, during the period from March 31, 2003 to and including the date hereof there has been no sale, transfer or other disposition by the

Beneto Business and Klemm Business of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person other than Klemm’s acquisition of the private fleet of U.S. Oil) material in relation to the consolidated financial condition of Beneto and Klemm at March 31, 2003 that after giving effect to the amendments provided for herein and the additional loans contemplated under the Senior Loan Documents, the representations and warranties contained in the Note Agreement (as updated pursuant to Sections 2(m) and 2(n) of the Second Amendment), other than the representations and warranties contained in Sections 4.1, 4.2(c) and (d), 4.3, 4.6, 4.7, 4.8, 4.11, 4.15, 4.20, 4.22, and 4.24, and the Other Agreements will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii)           The pro forma consolidated balance sheet of the Parent and its consolidated Subsidiaries as at March 31, 2003, certified by an officer of the Parent (the “Beneto/Klemm Pro Forma Balance Sheet”), a copy of which has been provided to the Purchasers, is the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries adjusted to give effect (as if such events had occurred on such date) to (i) the B-K Acquisitions, (ii) the making of the new term loans under the Senior Loan Documents, (iii) the application of the proceeds of such new term loans in accordance with the terms of the Senior Loan Documents and (iv) the payment of all fees and expenses related to the foregoing transactions, as estimated in good faith as of the date of the Beneto/Klemm Pro Forma Balance Sheet.  The Beneto/Klemm Pro Forma Balance Sheet, together with the notes thereto, presents fairly in all material respects, on a pro forma basis, the consolidated financial position of the Parent and its Subsidiaries as of March 31, 2003, assuming that the events specified in the preceding sentence had actually occurred on such date.

(b)           Validity of Acquisition Documents.  Each of the Beneto Acquisition Documents and the Klemm Acquisition Documents has been duly executed and delivered on behalf of each Credit Party to any thereof and, to the knowledge of the Company and the Parent, each other party thereto. Each of the Beneto Acquisition Documents and Klemm Acquisition Documents constitutes the legal, valid and binding obligation of each Credit Party to any thereof and, to the knowledge of the Company and the Parent, each other party thereto, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.  Neither the Company nor the Parent has any knowledge that any representation or warranty of Beneto or Klemm contained in the Beneto Acquisition Agreement or Klemm Acquisition Agreement is not, as of the date hereof, true and correct in all material respects.

(c)           No Material Litigation.  No litigation or proceeding or, to the Company’s knowledge, investigation of or before any arbitrator or Governmental Entity is pending or, to the knowledge of the Company or the Parent, threatened by or against any Credit Party or any of its Subsidiaries and prior to the consummation of the B-K Acquisitions, to the Company’s and the

Parent’s knowledge, the Beneto Business or the Klemm Business, or against any of its respective properties or revenues (i) with respect to the Note Agreement, the Other Agreements, the Senior Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) which could reasonably be expected to have a Material Adverse Effect.

(d)           Intellectual Property.  The Parent, the Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business (including immediately upon giving effect to the B-K Acquisitions) as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the “Intellectual Property”).  No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Parent or the Company know of any valid basis for any such claim.  To the knowledge of the Company and the Parent, the use of such Intellectual Property by the Parent, the Company and its Subsidiaries (including by Beneto LLC and/or Klemm following the consummation of the Beneto Acquisition and the Klemm Acquisition, as applicable) does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e)           No Burdensome Restrictions.  No Requirement of Law (as defined in the Senior Loan Agreement) or Contractual Obligation of the Parent, the Company or any of its Subsidiaries or, to the knowledge of the Company and the Parent in respect of periods prior to the consummation of the B-K Acquisitions, the Beneto Business or the Klemm Business could reasonably be expected to have a Material Adverse Effect.

(f)            Accuracy and Completeness of Information.  All factual information, reports and other papers and data with respect to the Credit Parties (other than projections and pro forma financial information) furnished, and all factual statements and representations made, to the Purchasers by a Credit Party, or on behalf of a Credit Party, were, at the time the same were so furnished or made in writing, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made, complete and correct in all material respects, to the extent necessary to give the Purchasers true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.  All projections and pro forma financial information with respect to the Credit Parties furnished by or on behalf of a Credit Party to the Purchasers were prepared and presented in good faith by or on behalf of such Credit Party based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Purchasers that such financial information as it relates to future events is not being viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.  No fact relating to the Company or its Subsidiaries or its respective businesses (other than facts relating to the economy in general) is known to a Credit Party which materially and adversely affects or in the future is reasonably likely (so far as such Credit Party can reasonably foresee) to have a Material Adverse Effect which has not been set forth in the most recent financial statements delivered pursuant to Section 6.1 of the Note Agreement, Section 7(a) of this Second Amendment, or in such information, reports, papers and data or otherwise disclosed in writing to the Purchasers prior to the Initial Second Amendment Closing Date.

(g)           Labor Relations.  No Credit Party nor, to the knowledge of the Company and the Parent, Beneto or Klemm, is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect.  There is (i) no unfair labor practice complaint pending or, to the knowledge of each Credit Party and each of the Subsidiaries, threatened against a Credit Party, and prior to the consummation of the B-K Acquisitions to the knowledge of the Company and the Parent, the Beneto Business or the Klemm Business, before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or, to the knowledge of the Company and the Parent, threatened; (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of each Credit Party, threatened against a Credit Party, and prior to the consummation of the B-K Acquisitions to the knowledge of the Company and the Parent, the Beneto Business or the Klemm Business and (iii) no union representation question existing with respect to the employees of a Credit Party, and prior to the consummation of the B-K Acquisitions to the knowledge of the Company and the Parent, the Beneto Business or the Klemm Business, and no union organizing activities are taking place with respect to any thereof.

(h)           Insurance.  Each Credit Party, and to the extent constituting a part of, or in respect of risks assumed as part of, the Beneto Business or the Klemm Business for periods prior to the consummation of the B-K Acquisitions, Beneto and Klemm had, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 4.24 to the Note Agreement (as amended hereby), which insurance, in the case of each Credit Party, meets the requirements of Section 6.13 of the Note Agreement as of the date hereof and each Second Amendment Closing Date.

(i)            No Change.  Since March 31, 2003 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

(j)            Existence; Compliance with Law.  Each of the Parent, each Company and each of their Subsidiaries and, to the knowledge of the Company and the Parent, Beneto and Klemm (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law (as defined in the Senior Loan Agreement) except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

(k)           No Default.  None of the Parent, the Company, nor any of their Subsidiaries or, to the knowledge of the Company and the Parent, Beneto (with respect to the Beneto Business) or Klemm, is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

(l)            Ownership of Property; Liens.  Each of the Parent, the Company, their Subsidiaries and, to the knowledge of the Company and the Parent, Beneto (with respect to the Beneto Business) and Klemm, has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.2 and except for Liens on the assets of the Beneto Business and the Klemm Business which will be released on or prior to the closing of the Beneto Acquisition and the Klemm Acquisition, respectively.

(m)          Taxes.  Each of the Parent, the Company, their Subsidiaries and, to the knowledge of the Company and the Parent, Beneto and Klemm, has filed or caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Entity (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent, the Company, their Subsidiaries and, to the knowledge of the Company, Beneto and Klemm, as the case may be); no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge.

(n)           Solvency.  On each Second Amendment Closing Date, both before and after giving effect to the consummation of the B-K Acquisitions which are to be consummated on, or which shall have been consummated prior to, such date, and to the incurrence of all indebtedness and obligations being incurred on or prior to such date in connection herewith and therewith, (i) the amount of the “present fair saleable value” of the assets of the Company and of the Company and their Subsidiaries, taken as a whole, will, as of such date, exceed the amount of all “liabilities of the Company and of the Company and their Subsidiaries, taken as a whole, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of the Company and of the Company and their Subsidiaries, taken as a whole, will, as of such date, be greater than the amount that will be required to pay the liabilities of the Company and of the Company and their Subsidiaries, taken as a whole, on their respective debts as such debts become absolute and matured, (iii) neither the Company nor the Company and their Subsidiaries, taken as a whole, will have, as of such date, an unreasonably small amount of capital with which to conduct their respective businesses, and (iv) each of the Company and the Company and their Subsidiaries, taken as a whole, will be able to pay their respective debts as they mature.  For purposes of this Section 7(n), “debt” means “liability on a claim” and “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

8.             No Other Amendments.  Except as expressly amended hereby and by the First Amendment to the Warrant Purchase Agreement, the Note Agreement, the Notes and the Other Agreements shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

9.             Counterparts.  This Second Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

10.           Expenses.  The Company agree to pay and reimburse the Purchasers for all of the out-of-pocket costs and expenses incurred by the Purchasers in connection with the preparation, execution and delivery of this Second Amendment, including, without limitation, the reasonable fees and disbursements of Patton Boggs LLP, counsel to the Purchasers.

11.           Indemnification.  The Company and the Parent shall, jointly and severally, indemnify, pay and hold harmless the Purchasers (and their respective directors, officers, employees and agents) against any loss, liability, cost or expense incurred in respect of the actions contemplated hereby (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

12.           Applicable Law.  This Second Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the day and year above written.

ADVANTAGE MANAGEMENT GROUP, INC.

By:	/s/ Dennis Nash
Name: Dennis Nash
Title: Chief Executive Officer

KENAN TRANSPORT COMPANY

By:	/s/ Dennis Nash
Name: Dennis Nash
Title: Chief Executive Officer

THE KENAN ADVANTAGE GROUP, INC.

By:	/s/ Dennis Nash
Name: Dennis Nash
Title: Chief Executive Officer

PURCHASERS:

RSTW PARTNERS III, L.P.

By:		RSTW Management, L.P.,
its general partner

By:	Rice Mezzanine Corporation,
its general partner

	By:	/s/ Kurt Keene
Kurt G. Keene
Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	David L. Babson & Company Inc.,
its Investment Adviser

	By:	/s/ Robert M. Shettle
	Name:	Robert M. Shettle
	Title:	Managing Director

MASSMUTUAL CORPORATE INVESTORS

By:		/s/ Michael P. Hermsen
Name:	Michael P. Hermsen
Title:	Vice President

The foregoing is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time.  The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust’s property only shall be bound.

MASSMUTUAL PARTICIPATION INVESTORS

By:	/s/ Michael P. Hermsen
Name:	Michael P. Hermsen
Title:	Vice President

The foregoing is executed on behalf of MassMutual Participation Investors, organized under a Declaration of Trust, dated April 7, 1988, as amended from time to time.  The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust’s property only shall be bound.

The undersigned, as Administrative Agent under that certain Senior Subordination Agreement, dated May 30, 2003, by and among Senior Lender and the Purchasers, as amended from time to time, hereby acknowledges and consents to the terms and conditions of this Amendment.

CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent

By:	/s/
Name:

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